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                                                                     EXHIBIT 1.2

         SUPPLEMENT TO AGENCY AGREEMENT dated March 27, 2001, among Doral Financial Corporation ("Doral Financial"), the Puerto Rico Conservation Trust Fund ("Conservation Trust"), and Popular Securities, Inc. (the "Agent"), as agent in connection with the sale of Doral Financial Corporation's 7.65% Notes due 2016 (the "Doral Notes") to Conservation Trust, and as representative of the underwriters in connection with the purchase by such underwriters of Conservation Trust's 6.50% Secured Notes due 2016 (the "CT Notes").

         Reference is made to the Agency Agreement dated as of the date hereof (the "Agency Agreement") between Doral Financial and the Agent, which is hereby incorporated by reference as if fully set forth herein, and to the Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between Conservation Trust and the Agent. In consideration of the agreements, representations and agreements contained herein, the parties agree as follows:

         1. Subject to compliance by Doral Financial with its agreements, and subject to the fulfillment of the conditions, set forth in the Agency Agreement, Conservation Trust hereby agrees to purchase the Doral Notes on the Closing Date set forth in the Agency Agreement at a purchase price equal to $97,830,000.

         2. Doral Financial hereby agrees with Conservation Trust and with the Agent that Conservation Trust shall have the benefit of the representations and warranties made by Doral Financial in the Agency Agreement.

         In witness whereof, the parties have caused this supplement to be executed by its duly authorized representatives as of the date first written above.

DORAL FINANCIAL CORPORATION

By: /s/ Mario S. Levis
   ---------------------------------------
Name: Mario S. Levis
Title: Executive Vice President

PUERTO RICO CONSERVATION TRUST FUND

By: /s/ Francisco Javier Blanco
   ---------------------------------------
Name: Francisco Javier Blanco
Title: Executive Director

POPULAR SECURITIES, INC.

By: /s/ Carlos J. Ortiz
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Name: Carlos J. Ortiz
Title: Executive Vice President